Exhibit (g)(19)

            FORM OF LETTER AGREEMENT TO THE CUSTODIAN AGREEMENT

(ADDITION OF THE CONNING MONEY MARKET FUND, OHIO TAX-FREE MONEY MARKET FUND, AGGREGATE BOND FUND, NATIONAL MUNICIPAL BOND FUND, MISSOURI TAX-EXEMPT BOND FUND, U.S. GOVERNMENT INCOME FUND, STRATEGIC INCOME FUND, EQUITY INCOME FUND, RELATIVE VALUE FUND, LARGE-CAP GROWTH FUND, SCIENCE & TECHNOLOGY FUND, REIT-PLUS FUND, SMALL-CAP EQUITY INDEX FUND AND INTERNATIONAL EQUITY FUND OF FUNDS)


Firstar Bank, N.A.
777 E. Wisconsin Ave.
Milwaukee, WI   53202

Gentlemen:

     Pursuant to Paragraph 16 of the Custodian Agreement dated as of July 29, 1988 and amended as of May 1, 1990, between Firstar Funds, Inc. (formerly, Portico Funds, Inc. and formerly Elan Funds, Inc.) (the "Company") and Firstar Trust Company, as assigned to you (formerly Firstar Bank Milwaukee, N.A.) by assignment dated October 1, 1998, the Company requests that you render services as Custodian under the terms of said agreement with respect to the Conning Money Market Fund, Ohio Tax-Free Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large-Cap Growth Fund, Science & Technology Fund, REIT-Plus Fund, Small-Cap Equity Index Fund and International Equity Fund of Funds, an additional portfolio which the Company is establishing. Your compensation for the services provided under said agreement for said additional portfolio shall be determined in accordance with the fee schedule attached hereto.

     Please sign two copies of this letter where indicated to signify your agreement to serve as Custodian and to the compensation terms set forth on the attached fee schedule.

                                   Sincerely,

Dated:  _____ __, 2000             FIRSTAR FUNDS, INC.



                                   By:
                                       -----------------------------------
                                      (Authorized Officer)

ACKNOWLEDGED AND AGREED:

FIRSTAR BANK, N.A. (formerly Firstar Bank Milwaukee, N.A.)


By:                                     Dated:           , 2000
    ---------------------------------         -------- --
     (Authorized Officer)

                               FIRSTAR BANK, N.A.

           MUTUAL FUND CUSTODIAL AGENT SERVICE ANNUAL FEE SCHEDULE
                                     FOR
Conning Money Market Fund, Ohio Tax-Free Money Market Fund, Aggregate Bond Fund,
--------------------------------------------------------------------------------
  National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government
  ---------------------------------------------------------------------------
  Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund,
  ----------------------------------------------------------------------------
  Large-Cap Growth Fund, Science & Technology Fund, REIT-Plus Fund, Small-Cap
  ---------------------------------------------------------------------------
            Equity Index Fund and International Equity Fund of Funds
            --------------------------------------------------------



Annual Fee  based on total assets of the Firstar Funds:
----------

     % on the first $2 billion
------
     % on the next $2 billion
------
     % on the balance in excess of $4 billion
------


Investment Transactions: Purchase, sale, exchange, tender, redemption (maturity), receipt and delivery.

$         per Book Entry Securities (Depository or Federal
------    Reserve System).
$         per Definitive Security (Physical).
------
$         per Euroclear.
------
$         per Principal reduction on pass-through certificates.
------
$         per Option/Futures Contract.
------
$         per variation margin transaction.
------
$         per Mutual Fund trade.
------
$         per Fed Wire deposit or withdrawal.
------
$         per Commercial Paper.
------
$         per Repurchase Agreement.
------

Extraordinary expenses based on time and complexity involved.

Out-of-Pocket Expenses:  Charged on the account.

Fees are billed quarterly based on the value at the beginning of the quarter.